Exhibit 10.1

FORM OF PROMISSORY NOTE

Borrower:	NanoFlex Power Corporation of 17207 N. Perimeter Dr., Suite 210, Scottsdale, Arizona 85255 (individually and collectively the "Borrower").

Lenders:

Effective Date:

Principal Amount:

1.	FOR VALUE RECEIVED, Borrower promises to pay to the order of _______________________, located at __________________________, the principal sum of $___________________.
2.	The Term of the note shall expire 120 days from the Effective Date at which time the entire principal balance will be repaid.
3.	In lieu of cash interest, Lender shall be issued on the Effective Date a 10-year cashless Warrant for ____________________ shares of the company Common Stock with a strike price of $0.50/share.
4.	All costs, expenses and expenditures including, without limitation, the complete legal costs incurred by ___________________ in enforcing this Note as a result of any default by the Borrower, will be added to the principal then outstanding and will immediately be paid by the Borrower.
5.	This Note will inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the Borrower and ___________________________. The Borrower waives presentment for payment, notice of non-payment, protest and notice of protest. This Note will be construed and governed by the laws of the State of Arizona.

Dated:

NANOFLEX POWER CORPORATION

By: